Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Berliner Communications, Inc.
Elmwood Park, New Jersey
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43032) of Berliner Communications, Inc. of our report dated August 11,2005, except for Note 17, for which the date is September 16, 2005, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.
BDO Seidman LLP
Valhalla, New York
September 27, 2005